[TOMMY HILFIGER LOGO]







                                                FOR IMMEDIATE RELEASE


CONTACTS:            INVESTOR RELATIONS:             PUBLIC RELATIONS:
                     Valerie Martinez                Kekst and Company
                     (212) 549-6780                  Ruth Pachman/Wendi Kopsick
                                                     (212) 521-4891/4867

               TOMMY HILFIGER CORPORATION SETS MAY 9TH FOR SPECIAL MEETING OF SHAREHOLDERS TO VOTE ON MERGER AGREEMENT

HONG KONG, April 3, 2006 - Tommy Hilfiger Corporation (NYSE:TOM) announced today that it has scheduled a special meeting of shareholders for May 9, 2006 to consider and vote on a proposal to approve the previously announced agreement to acquire the Company by funds advised by Apax Partners. Shareholders of record of the Company as of February 28, 2006 will be entitled to vote on the transaction. The Company is filing its definitive proxy statement for the special meeting today and will be mailing it to shareholders this week. As previously announced, in connection with the transaction, Tommy Hilfiger U.S.A., Inc. intends to commence this week cash tender offers and consent solicitations for its outstanding 6.85% Notes due 2008 and 9% Senior Bonds due 2031. The acquisition is expected to close promptly following the shareholder meeting, subject to the satisfaction of the previously disclosed closing conditions.

Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear. The Company's brands include Tommy Hilfiger and Karl Lagerfeld. Through a range of strategic licensing agreements, the Company also offers a broad array of related apparel, accessories, footwear, fragrance, and home furnishings. The Company's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Japan, Hong Kong, Australia and other countries in the Far East, as well as the Company's own network of outlet and specialty stores in the United States, Canada and Europe.

SAFE HARBOR STATEMENT

Statements made by the Company that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "expect," "believe" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks and uncertainties, many of which are beyond our control including, but not limited to, the overall level of consumer spending on apparel; the financial strength of the retail industry generally and the Company's customers, distributors, and licensees in particular; changes in trends in the market segments and geographic areas in which the Company competes; the level of demand for the Company's products; actions by our major customers or existing or new competitors; the effect of the Company's strategy to reduce U.S. distribution in order to bring supply and demand into balance; changes in currency and interest rates; changes in applicable tax laws, regulations and treaties; changes in economic or political conditions or trade regulations in the markets where the Company sells or sources its products; the effects of any consolidation of the Company's facilities and actions to reduce selling, general and administrative expenses; the ability to satisfy closing conditions in connection with the Company's merger agreement; the outcome of the class action lawsuits against the Company and the Company's discussions with the Hong Kong Inland Revenue Department and other tax authorities and the financial statement impact of such matters; as well as other risks and uncertainties set forth in the Company's publicly-filed documents, including this press release and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL DISCLOSURES

In connection with the proposed transaction with funds advised by Apax Partners, the Company is filing today a definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its shareholders are urged to read the definitive proxy statement and other relevant documents carefully, because they will contain important information. Shareholders may obtain, free of charge, a copy of the definitive proxy statement and other documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by the Company are available free of charge from the Company.

This press release is not an offer to purchase, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities.

The Company and its directors and executive officers and certain other of its employees may be soliciting proxies from shareholders of the Company in favor of the proposed transaction. Information concerning the participants in the proxy solicitation is included in the definitive proxy statement being filed by the Company with the Securities and Exchange Commission.

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